                                                                    EXHIBIT 11.1
          DECRANE AIRCRAFT HOLDINGS, INC. AND SUBSIDIARIES

                   COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
                        (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                 THREE MONTHS ENDED     NINE MONTHS ENDED
                                                                     SEPTEMBER 30,         SEPTEMBER 30,
                                                                 -------------------   -------------------
                                                                   1997       1996       1997       1996
                                                                 --------   --------   --------   --------
                                                                     (UNAUDITED)           (UNAUDITED)
PRO FORMA NET INCOME (LOSS) USED TO COMPUTE PER SHARE DATA (A)

  Income (loss) before extraordinary item......................  $  1,481   $    657   $  3,564   $ (1,097)
  Extraordinary loss from debt refinancing, net................        --         --     (2,078)        --
                                                                 --------   --------   --------   --------

  Net income (loss) applicable to primary and fully
    diluted earnings (loss) per common share...................  $  1,481   $    657   $  1,486   $ (1,097)
                                                                 --------   --------   --------   --------
                                                                 --------   --------   --------   --------

PRO FORMA FOR THE RECAPITALIZATION

Primary Earnings per Common Share
  Weighted average number of common and dilutive
    common equivalent shares outstanding (B)...................     5,643      2,987      4,617      2,647
                                                                 --------   --------   --------   --------
                                                                 --------   --------   --------   --------

  Primary Earnings (Loss) per Common Share
    Income (loss) before extraordinary item....................  $    .26   $    .22   $    .77   $   (.41)
    Extraordinary loss from debt refinancing...................        --         --       (.45)        --
                                                                 --------   --------   --------   --------
    Net income (loss)..........................................  $    .26   $    .22   $    .32   $   (.41)
                                                                 --------   --------   --------   --------
                                                                 --------   --------   --------   --------

Fully Diluted Earnings per Common Share
  Weighted average number of common and dilutive
    common equivalent shares outstanding (B)...................     5,648      2,987      4,644      2,647
                                                                 --------   --------   --------   --------
                                                                 --------   --------   --------   --------

  Fully Diluted Earnings (Loss) per Common Share (C)
    Income (loss) before extraordinary item....................  $    .26   $    .22   $    .77   $   (.41)
    Extraordinary loss from debt refinancing...................        --         --       (.45)        --
                                                                 --------   --------   --------   --------
    Net income (loss)..........................................  $    .26   $    .22   $    .32   $   (.41)
                                                                 --------   --------   --------   --------
                                                                 --------   --------   --------   --------

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(A) The weighted average number of shares assumes that the redeemable warrants and preferred stock converted into common stock pursuant to the Recapitalization had been converted and thus outstanding since the dates of issuance. As a result, pro forma net income (loss) per common share is computed using the reported net income (loss) of the Company before deductions for the adjustments in redemption value of redeemable warrants and preferred stock dividends.

(B) Redeemable warrants and non-compensatory stock options are excluded for the nine months ended September 30, 1996, as they are anti-dilutive.

(C) The fully dilutive effect of common equivalent shares on the calculation of fully diluted earnings (loss) per common and dilutive common equivalent shares for the three months and nine months ended September 30, 1997 and 1996 was not material.
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